DEED OF TRUST MODIFICATION AGREEMENT
                      ------------------------------------


                  DEED OF TRUST MODIFICATION AGREEMENT (this "Agreement") made this 29th day of November, 1999, among PROMUS HOTELS, INC., a Delaware corporation, having an office at 755 Crossover Lane, Memphis, Tennessee 38117-4900 ("Beneficiary"), APPLE SUITES REIT LIMITED PARTNERSHIP, a Virginia limited partnership ("Fee Owner"), APPLE SUITES SERVICES LIMITED PARTNERSHIP, a Virginia limited partnership ("Lessee"; together with Fee Owner, collectively, "Grantor"), each of Fee Owner and Lessee having an office at 306 East Main Street, Richmond, Virginia 23219, and DAVID LONG, an individual, having an address at Hoge, Evans, Holmes, Carter & Ledbetter, PLLC, 4311 Oak Lawn Avenue, Suite 600, Dallas, Texas 75219 ("Trustee").

                              Preliminary Statement
                              ---------------------

                  Beneficiary is the beneficiary under, and the lawful owner and holder of the obligations secured by, the Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement, securing the Note Amount of $7,350,000, dated October 5, 1999, from Grantor to Trustee, as trustee, recorded in the County Clerk's Office in Dallas County, Texas on October 6, 1999 in Book 99195 at Page 05671 (the "Deed of Trust"). The Deed of Trust secures a $7,350,000 note (the "Original Note") of Apple Suites, Inc. ("Borrower") dated October 5, 1999, which evidences a purchase money loan (the "Loan") in that amount from Beneficiary to Grantor. Borrower indirectly owns one hundred percent (100%) of the beneficial interests in Fee Owner.

                  Pursuant to an Agreement of Sale dated November 22, 1999 between Beneficiary, Hampton Inns, Inc. and Promus Hotels Florida, Inc., as sellers, and Borrower, as buyer, Borrower is to acquire certain premises described therein and in connection therewith, Borrower will borrow $30,210,000 from Beneficiary and has executed and delivered to Beneficiary its note, dated the date hereof, obligating it to pay the sum of $30,210,000 (the "New Note").

                  In consideration of such additional loan by Beneficiary to Borrower, Beneficiary and Grantor have agreed to modify the Deed of Trust to secure the New Note and thereby increase the Note Amount secured by the Deed of Trust and in the manner hereinafter set forth, and Trustee has agreed to join in the execution of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                  1. The Deed of Trust is modified as follows: The term "Note" shall mean, collectively, the Original Note and the New Note, as the same may hereafter be amended, modified, extended, severed, assigned, renewed or restated, from time to time and the term "Note Amount" shall mean $37,560,000.

                  2. Grantor warrants and represents that there are no defenses, offsets or counterclaims with respect to its obligations under the Deed of Trust, as modified hereby, including, without limitation, its obligation for the payment of the Note.

                  3. Except as modified in the manner set forth above, the Deed of Trust shall remain unmodified and in full force and effect.

                  4. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto as of the date first above written.

                                    PROMUS HOTELS, INC.


                                    By  /s/  Dan L. Hale
                                        ---------------------------------
                                        Dan L. Hale
                                        Executive Vice President


                                    APPLE SUITES REIT LIMITED
                                    PARTNERSHIP, a Virginia limited
                                    partnership

                                    By:   Apple Suites General, Inc., its
                                          general partner


                                           By  /s/  Glade M. Knight
                                              ------------------------
                                              Name:  Glade M. Knight
                                              Title: President


                                    APPLE SUITES SERVICES LIMITED
                                    PARTNERSHIP, a Virginia limited
                                    partnership

                                    By:   Apple Suites Services General, Inc.,
                                          its general partner


                                          By  /s/  Glade M. Knight
                                              ------------------------
                                              Name:  Glade M. Knight
                                              Title: President


                                     /s/  David W. Long
                                    ---------------------------
                                    DAVID LONG, as Trustee

STATE OF TENNESSEE

COUNTY OF SHELBY


                  THIS INSTRUMENT was acknowledged before me on the 24th day of November, 1999, by Dan L. Hale, Executive Vice President of Promus Hotels, Inc., a Delaware corporation.



                                                 /s/  Julia A. Hill
                                               ---------------------------------
                                               Notary Public, State of Tennessee

                                               Printed Name: Julia A. Hill

                                               Commission Expires: Sept. 8, 2003

STATE OF TEXAS

COUNTY OF TARRANT


                  THIS INSTRUMENT was acknowledged before me on the 29th day of November, 1999, by Glade M. Knight, President of Apple Suites General, Inc., a Virginia corporation, as general partner of Apple Suites REIT Limited Partnership, on behalf of said Apple Suites General, Inc., as general partner of Apple Suites REIT Limited Partnership.


                                              /s/  Cher M. A. Vela
                                             ---------------------------------
                                             Notary Public, State of Texas

                                             Printed Name: Cher M. A. Vela

                                             Commission Expires:  March 31, 2002

STATE OF TEXAS

COUNTY OF DALLAS

                  THIS INSTRUMENT was acknowledged before me on the 25th day of November, 1999, by David Long, an individual.


                                          /s/  Suzette Switzer
                                         ---------------------------------
                                         Notary Public, State of Texas

                                         Printed Name: Suzette Switzer

                                         Commission Expires:  September 23, 2002